                          [TAMARIX CAPITAL CORPORATION LETTERHEAD]






                                     July 27, 1995


OSP Publishing, Inc.
5548 Lindberg Lane
Bell, CA 90201

Attention:  Mr. Joseph Angard

Dear Sirs:

    This letter, including Exhibits A, B and C annexed hereto and made part hereof, all which taken together constitute the "Engagement Agreement", confirms our complete understanding and agreement with respect to the retention of Tamarix Capital Corporation ("Tamarix") as financial advisor to OSP Publishing, Inc. ("Client").

1.  SCOPE AND CERTAIN CONDITIONS OF SERVICE

    As requested by client from time to time, Tamarix hereby agrees to provide Client with the following services, among others:

    (a) assisting Client in preparing a business plan;

    (b) assisting Client in financial matters relating to the implementation of the strategic aspects of the business plan;

    (c) assisting Client in negotiating a debt facility;

    (d) assisting Client in identifying, negotiating and consummating a transaction with equity capital partners, whether through a private placement or a public offering (the "Financing"); and

    (e) providing such other services as are consistent with the foregoing.

    In connection therewith, Tamarix agrees to provide a significant amount of Mark Hauser's time to this matter and


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TAMARIX CAPITAL CORPORATION


OSP Publishing, Inc.
July 27, 1995
Page 2


Mark Hauser shall be the principal Client contact in charge of the account throughout the term of the Engagement Letter.

2.  TERM OF RETENTION

    The term of the Engagement Letter shall commence on July 27, 1995 (the "Effective Date") and run through and including the earlier of
(i) twelve months from the Effective Date; (ii) the consummation of the Financing; (iii) the mutual written agreement of the parties to terminate the term of the Engagement Agreement; and (iv) termination of the Engagement Agreement by Client if and only if Tamarix fails to provide any of the services outlined in paragraph 1. or abide by the standard terms and conditions and Tamarix continues to fail to provide such services and/or abide by the same after receiving from Client a written notice giving Tamarix 30 days to provide any of such services or abide by such terms, as the case may be. The Engagement Agreement may be extended up to an additional twelve (12) months upon the written agreement of Tamarix and Client. In addition, Client may terminate the term of the Engagement Agreement in the event Mark Hauser does not work on this account or at any time he is no longer a principal in Tamarix.

    Notwithstanding anything herein to the contrary, the obligation to pay the Retainer, and the Sucess Fees, if any (as set forth below in Section 3),
Section 4 below, and paragraphs 2, 6, 8, and 9 of Exhibit A, and all of Exhibit B and Exhibit C shall survive any termination or expiration of the term of the Engagement Agreement. Any transaction consummated within one year after the expiration of the term of the Engagement Agreement with any party for which Tamarix would otherwise receive a Success Fee hereunder and with which Tamarix had discussions principally in connection with the provision of services to Client hereunder shall result in a Success Fee being due and payable by Client to Tamarix under the same terms of Section 3(b) below. Upon request by Client, Tamarix shall within two weeks furnish a list in writing naming all such parties.

3.  FEES AND COMPENSATION

    In consideration of the advisory services to be rendered by Tamarix hereunder, Client agrees to pay or grant to Tamarix:

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TAMARIX CAPITAL CORPORATION


OSP Publishing, Inc.
July 27, 1995
Page 3


    (a) a monthly retainer (the "Retainer") equal to $5,000 per month, the first payment being on the date of execution hereof;

    (b) additional fees (the "Success Fees") comprising the following:

        (i) a one-time cash fee of $25,000 upon execution with CIT or Sanwa Business Credit or Union Bank of an agreement relating to Client's principal debt facility, or the one-time fee of $100,000 upon execution of such a facility with another institution;

        (ii) a one-time cash fee equal to 5% (reduced to 3% in connection with an initial public offering of Client) of funds raised or committed or obligations assumed through the Financing (against which the Retainer is credited) and a one-time issuance of warrants to purchase such number of common shares of Client equal to 5% of the number of shares sold in the Financing exercisable at the per share price obtained in the Financing at any time over the next five years with piggy-back registration rights (provided that Tamarix agrees to terms customarily requested by an underwriter if Client undertakes a public offering of equity in the Financing); and

        (iii) additional fees for items described above for services rendered to Client in amounts to be agreed for organizing joint ventures or other strategic operational endeavors or advising on acquisitions or mergers.

4.  EXPENSES

    Client shall promptly reimburse Tamarix for all out-of-pocket expenses incurred in rendering services hereunder, upon the presentation by Tamarix of an itemized statement of such expenses with accompanying invoices. Within seven (7) days of the execution hereof and receipt of an appropriate invoice, Client shall advance to Tamarix the sum of Ten Thousand Dollars ($10,000) on account of such expenses, any unused portion to be promptly returned to Client; Tamarix shall monthly inform Client as to the utilization of these funds in writing. Tamarix shall obtain from Client prior written approval before incurring any individual expenses in excess of $500.

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TAMARIX CAPITAL CORPORATION


OSP Publishing, Inc.
July 27, 1995
Page 4


5.  MISCELLANEOUS

    The Engagement Agreement, shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

    The Engagement Agreement, with exhibits, constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter which are not contained in the Engagement Agreement. The Engagement Agreement may be modified only in writing signed by both parties to be charged hereunder.

    Each party shall pay its own expenses in connection with the negotiation and execution of the Engagement Agreement. Tamarix and Client shall at all times keep the terms of the Engagement Agreement confidential.


                     *               *                   *


    If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

    We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                       Very truly yours,

                                       TAMARIX CAPITAL CORPORATION



                                       By: /s/ Mark S. Hauser
                                          -------------------------------
                                          Mark S. Hauser

Agreed to and Accepted
 as of the Effective Date:

OSP PUBLISHING, INC.



By: /s/ Joseph Angard
   -----------------------------
   Joseph Angard


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TAMARIX CAPITAL CORPORATION

                                                                       Exhibit A

                          STANDARD TERMS AND CONDITIONS

     *Unless otherwise indicated, capitalized terms used herein shall have the meaning associated to them in the Engagement Letter to which this is attached as Exhibit A.

1. Client shall use commercially reasonable efforts to promptly provide Tamarix with information about Client and the transaction (to the extent available to Client in the case of parties other than the Client) that shall be reasonably requested or required by Tamarix.

2. Tamarix shall keep all information obtained from Client strictly confidential in accordance with the confidentiality agreement dated December 22, 1994, a copy of which is attached hereto as Exhibit "D" and incorporated herein by this reference. This confidentiality agreement is deemed repeated herein except that it is hereby amended to permit Tamarix to contact potential lenders, investors, underwriters, or strategic partners on behalf of Client consistent with two terms of the Engagement Letter.

3. Client recognizes that in order for Tamarix to perform properly its obligations in a professional manner, it is necessary that Tamarix be informed of and, to the extent practicable, participate in meetings and discussions between Client and any third party relating to the matters covered by the terms of Tamarix's engagement.

4. Client agrees that any report or opinion, oral or written, delivered to it by Tamarix is prepared solely for its confidential use and shall not be reproduced, summarized, or referred to in any public document or given or otherwise divulged to any other person without Tamarix's prior written consent which shall not be unreasonably withheld or delayed, except as may be required by applicable law or regulation.

5. Any Success Fee payable by Client to Tamarix shall be paid upon the closing of, and availability of drawdown of funds from, the transaction contemplated by this Engagement Agreement.

6. Unless otherwise agreed in writing by Tamarix and Client, no fee payable by Client to any other financial advisor or lender shall reduce or otherwise affect any fee payable by Client to Tamarix.

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TAMARIX CAPITAL CORPORATION

Exhibit A
Page 2

7. Each party represents and warrants to the other that: (a) it has full right, power and authority to enter into this agreement and to perform all of its obligations hereunder; (b) this Engagement Agreement has been duly authorized and executed and constitutes a valid and binding agreement of Client enforceable in accordance with its terms; (c) the execution and delivery of the Engagement Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) each party's certificate of incorporation or by-laws or (ii) any agreement to which Client is a party or by which any of its property or assets is bound; and (d) there are no additional representations, warranties or agreements except as expressly provided herein.

8. Nothing contained in the Engagement Agreement shall be construed to place Tamarix Capital Corporation and Client in the relationship of partners or joint venturers. Neither Tamarix Capital Corporation nor Client shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. Tamarix Capital Corporation in performing its services hereunder, shall at all times be an independent contractor.

9. The Engagement Agreement has been and is made solely for the benefit of Tamarix and Client and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in the Engagement Agreement shall confer any rights upon, nor shall this agreement be construed to create any rights in, any person who is not a party to such agreement other than as set forth in this paragraph. Tamarix may not assign the Engagement Agreement or its rights and obligations hereunder to any third party (including via a sale of the stock or assets of Tamarix or a sale of Mark Hauser's interest in Tamarix).

10. In order to protect Client's confidential information and for other good and valuable consideration receipt of which is hereby acknowledged, neither Tamarix nor Mark Hauser shall during the term of the Engagement Agreement: (i) render services of any kind to any other corporation, individual or other entity directly competitive with Client or (ii) solicit any of Client's customers, employees, accounts or the like.

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TAMARIX CAPITAL CORPORATION

                                                                       Exhibit B

                                 INDEMNIFICATION

     *Unless otherwise indicated, capitalized terms used herein shall have the meanings associated to them in the Engagement Letter to which this is attached as Exhibit B.

     Client agrees that it shall indemnify and hold harmless, Tamarix Capital Corporation, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages or liabilities, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the preparation for or defense of any claim, action or proceeding, whether or not resulting in any liability), sustained or incurred by an Indemnified Party: (a) arising out of, or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to Tamarix Capital Corporation by or on behalf of Client or the omission (or alleged omission) of a material fact necessary to made the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Engagement Agreement or Tamarix's performing the services contemplated hereunder; PROVIDED, HOWEVER, Client will not be liable under clause (a) or (b) hereof to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from Tamarix's gross negligence or bad faith in performing such services.

     If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unenforceable by an Indemnified Party hereunder in respect to any losses, claims, damages or liabilities referred to therein, then Client, in lieu of indemnifying such Indemnified Party, Indemnified Party shall contribute any amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received and the relative fault of each such party; PROVIDED, HOWEVER, in no event shall Tamarix and/or any Indemnified Party be required to

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TAMARIX CAPITAL CORPORATION

Exhibit B
Page 2

contribute an amount in excess of net compensation received by Tamarix Capital Corporation and/or such Indemnified Party pursuant to this Engagement Agreement.

     The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have hereunder or otherwise.

     Each of the parties hereto agrees to notify the other promptly of the assertion against it or to the its knowledge any other person of any claim or the commencement of any action or proceeding relating to any activity contemplated by this Engagement Agreement; PROVIDED, HOWEVER, the failure to so notify the other party shall not alter any parties' rights or obligations under the Engagement Agreement.